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U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2003

INFOCROSSING, INC.
(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-20824 Commission File Number	13-3252333 (IRS Employer Identification No.)

2 Christie Heights Street, Leonia, New Jersey 07605
(Address of principal executive offices)

(201) 840-4700
(Issuer's telephone number)

N/A
(Former name or former address, if changed since last report.)

This amendment is filed to correct the signature page only.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

        This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the projections set forth below and, in some cases, can otherwise be identified by terminology such as "may," "will," "should," "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," or "continue," the negative of these terms or other comparable terminology. These statements involve a number of risks and uncertainties including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; new products; technological changes; the Company's dependence on third party suppliers; intellectual property rights; and other risks. For any of these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report and are based on information currently and reasonably known. The Company undertakes no obligation to release any revisions to or update these forward-looking statements to reflect events or circumstances that occur after the date of this report or to reflect the occurrence or effect of anticipated or unanticipated events.

        The Company announced today its results for the three and six months ended June 30, 2003 by means of the press release attached as Exhibit 99.1. The Company will hold a conference call today at 4:15PM, and a press release announcing this call was disseminated on August 5, 2003. This earlier release is attached as Exhibit 99.2.

        "EBITDA" as used in the earnings release is defined as earnings before income taxes, depreciation, amortization, and interest. EBITDA should not be considered as an alternative to operating income, as defined by generally accepted accounting principles, as an indicator of our operating performance, or to cash flows, as a measure of liquidity. A table reconciling EBITDA to Net Income is included in the earnings release.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOCROSSING, INC.

Date: February 6, 2004	/s/ WILLIAM J. MCHALE William J. McHale Senior Vice President of Finance

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